VGrab Communications Inc. 820-1130 West Pender St Vancouver, BC V6E 4A4

OTCQB: VGRBF

News Release

VGRAB ANNOUNCES RESIGNATION OF DIRECTOR

VANCOUVER, BRITISH COLUMBIA - (June 22, 2018) VGrab Communications Inc. (OTCQB: VGRBF) (the “Company” or “VGrab”) a OTCQB-listed company, announced today that on June 22, 2018, Mr Jacek P. Skurtys has tendered his resignation as a director of the Company with immediate effect in order to pursue other personal and business commitments. Mr. Jacek P. Skurtys has confirmed that he has no disagreement with the Board and there is no matter relating to his resignation that needs to be brought to the attention of the shareholders of the Company.

The Board would like to take this opportunity to express its gratitude to Mr. Jacek P. Skurtys for his contribution to the Company during the tenure of his office.

As consideration for Mr. Skurtys’s services, the Company agreed to issue to Mr. Skurtys 500,000 shares of its common stock as fully paid an non-assessable. The shares will not be registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

For more information, please refer to VGrab’s corporate website at www.vgrab.com and www.vgrabinvestors.com for the latest news updates, or the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2018.

On behalf of the Board of Directors,

Lim, Hun Beng, President

CONTACT INFORMATION

VGrab Communications Inc.

604-648-0510

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on assumptions as of the date of this news release. These statements reflect management's current estimates, beliefs, intentions and expectations. They are not guarantees of future performance. The Company cautions that all forward-looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company's control. Such factors include, among other things: risks and uncertainties relating to the Company's limited operating history; the need to comply with governmental regulations. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward-looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.